EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of AVEO Pharmaceuticals, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 8th day of February, 2012.

MPM BIOVENTURES II, L.P.		MPM BIOVENTURES II-QP, L.P.

By:	MPM Asset Management II, L.P.,	By:	MPM Asset Management II, L.P.,
	its General Partner		its General Partner

By:	MPM Asset Management II LLC,	By:	MPM Asset Management II LLC,
	its General Partner		its General Partner

By:	/s/ Luke B. Evnin	By:	/s/ Luke B. Evnin
	Name: Luke B. Evnin		Name: Luke B. Evnin
	Title: Investment Manager		Title: Investment Manager

MPM BIOVENTURES GMBH & CO. PARALLEL-BETEILIGUNGS KG		MPM ASSET MANAGEMENT INVESTORS 2002 BVII LLC

By:	MPM Asset Management II LP, in its capacity as the Special Limited Partner	By:	/s/ Luke B. Evnin
Name: Luke B. Evnin
By:	MPM Asset Management II LLC, its General Partner		Title: Investment Manager

By:	/s/ Luke B. Evnin
Name: Luke B. Evnin Title: Investment Manager

MPM ASSET MANAGEMENT II L.P.		MPM ASSET MANAGEMENT II LLC

By:	MPM Asset Management II LLC, its General Partner

By:	/s/ Luke B. Evnin	By:	/s/ Luke B. Evnin
	Name: Luke B. Evnin		Name: Luke B. Evnin
	Title: Investment Manager		Title: Investment Manager

/s/ Ansbert Gadicke	/s/ Luke B. Evnin
Ansbert Gadicke	Luke B. Evnin

/s/ Nicholas Galakatos	/s/ Michael Steinmetz
Nicholas Galakatos	Michael Steinmetz

/s/ Kurt Wheeler
Kurt Wheeler

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